UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 25, 2022

Amalgamated Financial Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40136	85-2757101
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

275 Seventh Avenue, New York, New York 10001

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 895-8988

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.01 per share	AMAL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

On February 25, 2022 AMAL issued the press release that is furnished as Exhibit 99.1 to this Current Report on Form 8-K and that is incorporated by reference into this Item providing an update on the status of the proposed transaction with ABOC (as described in Item 1.02). The press release also announced AMAL’s reaffirmation of its previously issued financial guidance and an increase to AMAL’s current share repurchase authorization to an aggregate amount of $40 million.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Forward-Looking Statements

This Current Report on Form 8-K contains statements that may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation statements regarding Amalgamated Banks's intention to repurchase shares of its common stock under the share repurchase program, the anticipated source of funding for those repurchases and expected financial performance and results for full year 2022 including pre-tax pre-provision earnings and net interest income. Such statements are based on management's current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements. These include, among others, the market price of Amalgamated Bank’s stock, the nature of other investment opportunities presented to Amalgamated Bank, cash flows, and other factors identified in Amalgamated Bank’s filings with the Federal Deposit Insurance Corporation as well (i) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses; (ii) continuation of the historically low short-term interest rate environment; (iii) our inability to maintain the historical growth rate of the loan portfolio; (iv) changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments; (v) the impact of competition with other financial institutions, including pricing pressures and the resulting impact on our results, including as a result of compression to net interest margin; (vi) greater than anticipated adverse conditions in the national or local economies including in our core markets, including, but not limited to, the negative impacts and disruptions resulting from the outbreak of the novel coronavirus, or COVID-19, which may continue to have an adverse impact on our business, operations and performance, and could continue to have a negative impact on our credit portfolio, share price, borrowers, and on the economy as a whole, both domestically and globally; (vii) fluctuations or unanticipated changes in interest rates on loans or deposits or that affect the yield curve; (viii) the results of regulatory examinations; (ix) potential deterioration in real estate values; (x) changes in legislation, regulation, policies, or administrative practices, whether by judicial, governmental, or legislative action; (xi) increased competition for experienced executives in the banking industry and (xii) the risk factors included in our filings with the Securities and Exchange Commission. Amalgamated Bank disclaims any obligation to update or revise any forward-looking statements contained in this Current Report on Form 8-K, which speak only as of the date hereof, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits. See Exhibit Index to this report.

Exhibit Index

Exhibit No.	Description
99.1	Press Release of Amalgamated Financial Corp. dated February 25, 2022
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMALGAMATED FINANCIAL CORP.

By:	/s/ Priscilla Sims Brown
Name:	Priscilla Sims Brown
Title:	Chief Executive Officer

Date: February [25], 2022